EXHIBIT 99.1

                                 PR NEWS RELEASE

Gateway Energy Corporation
500 Dallas Street, Suite 2615
Houston, TX  77002


FOR IMMEDIATE RELEASE:

     GATEWAY ENERGY CORPORATION ANNOUNCES CLOSING OF SALE OF FORT COBB FUEL AUTHORITY



HOUSTON, TEXAS, May 31, 2007. Gateway Energy Corporation (OTCBB: GNRG) ("Gateway") today announced that it has closed the previously announced sale of Fort Cobb Fuel Authority ("Fort Cobb"), its wholly-owned subsidiary, and related pipeline assets, to Navitas Assets, LLC, having received approval from the Oklahoma Corporation Commission. The purchase price for Fort Cobb consisted of $2,585,000, plus the net working capital of Fort Cobb, together with the release of Gateway's guarantee of approximately $200,000 of bank debt owed by Fort Cobb.

     Fort Cobb is a local distribution company serving approximately 1,800 agricultural and residential customers in Caddo and Washita counties in Oklahoma. Fort Cobb owns and operates approximately 619 miles of pipeline and related facilities normally associated with distribution systems.

     Robert Panico, Chief Executive Officer of Gateway, stated "This is a major step towards Gateway's goal of redefining our business. Our focus going forward will be to pursue growth opportunities in the mid-stream sector, such as pipeline, storage and gathering facilities."

     Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and offshore Texas and in federal waters of the Gulf of Mexico.


Contacts:
At Gateway Energy
Carolyn Miller - (713) 336-0844.
Website: www.gatewayenergy.com
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At Cameron Associates
John C. McNamara
212-554-5485
john@cameronassoc.com
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